UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

____________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on May 27, 2015, Biomet, Inc. (“Biomet”) provided notices of conditional redemption to the holders of its 6.500% Senior Subordinated Notes due 2020 (the “Senior Subordinated Notes”) and 6.500% Senior Notes due 2020 (the “Senior Notes,” and together with the Senior Subordinated Notes, the “Notes”). The notices of conditional redemption were conditioned upon the consummation of the Merger (as defined in Item 2.01 below). That condition has been satisfied and, pursuant to the notice of conditional redemption, all outstanding Notes will be redeemed on June 26, 2015 (the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus the Applicable Premium (as defined in the indenture governing the Senior Subordinated Notes and the indenture governing the Senior Notes, as applicable) as of the Redemption Date (the “Redemption Price”).

On the date hereof, Parent (as defined in Item 2.01 below) deposited with Wells Fargo Bank, National Association, as trustee (the “Trustee”), sufficient funds to pay the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date, and any other fees and expenses payable under each of the indentures. Biomet has provided the Trustee with instructions to apply the deposit to redeem the Notes on the Redemption Date. Each of the indentures has been satisfied and discharged in accordance with its terms and Biomet and the guarantors party thereto have been released from their obligations with respect to the indentures and the Notes, except with respect to those provisions of the indentures that by their terms survive the satisfaction and discharge.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 24, 2015, Zimmer Holdings, Inc., a Delaware corporation (“Parent”), completed its previously announced acquisition of Biomet. Pursuant to the Agreement and Plan of Merger, dated as of April 24, 2014 (the “Merger Agreement”), by and among Parent, Owl Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and LVB Acquisition, Inc., a Delaware corporation and the parent company of Biomet (the “Company”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent.

At the effective time of the Merger, each outstanding share of common stock of the Company was cancelled and automatically converted into the right to receive, in accordance with the terms of the Merger Agreement, (i) $8.94 in cash, without interest, and (ii) 0.0562 of a share of Parent common stock, with cash to be paid in lieu of fractional shares. In addition, each outstanding option and stock-based award of the Company was cancelled and automatically converted into the right to receive, in accordance with the terms of the Merger Agreement, cash and shares of Parent common stock, with cash to be paid in lieu of fractional shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Parent paid an aggregate of approximately $11.17 billion in cash, approximately $5.79 billion of which was used to pay off outstanding funded debt of the Company and its subsidiaries, and issued 32,703,579 shares of Parent common stock in connection with the Merger. Parent funded the cash portion of the merger consideration, the pay-off of certain indebtedness of the Company and its subsidiaries and the payment of transaction related expenses through a combination of available cash-on-hand and proceeds from debt financing.

Item 3.03	Material Modification to Rights of Security Holders
The disclosures under Item 2.01 are incorporated herein by reference.
Item 5.01.	Changes in Control of Registrant.
The disclosures under Item 2.01 are incorporated herein by reference.
Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2015, in connection with the Merger and immediately upon the effective time of the Merger, each of the following directors resigned from the board of directors of the Company (the “Board”) and from any and all memberships on any committee of the Board: Jeffrey R. Binder; Jonathan J. Coslet; Timur Akazhanov; Adrian Jones; Max Lin; Chinh E. Chu; Michael Michelson; Andrew Y. Rhee; and Jeffrey K. Rhodes. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

On June 24, 2015, in connection with the Merger, Chad F. Phipps and Daniel P. Florin became directors of the Company.

On June 24, 2015, in connection with the Merger, Daniel P. Florin, age 51, became President of the Company (replacing Jeffrey R. Binder as principal executive officer and retaining his designation as principal financial officer of the Company), Tony W. Collins, age 46, became Vice President and Controller of the Company (replacing Daniel P. Florin as principal accounting officer of the Company) and Renaat Vermeulen, Daniel E. Williamson and Adam R. Johnson ceased to serve in their prior positions as executive officers of the Company.

Mr. Florin served as Senior Vice President and Chief Financial Officer of Biomet from June 2007 until the closing of the Merger. Prior to joining Biomet, Mr. Florin served as Vice President and Corporate Controller of Boston Scientific Corporation from 2001 until 2007. Before being appointed Corporate Controller in 2001, Mr. Florin served in financial leadership positions within Boston Scientific Corporation and its various business units. Prior to joining Boston Scientific Corporation, Mr. Florin worked for C.R. Bard from October 1990 through June 1995, and was employed by Deloitte from September 1986 to October 1990. Mr. Florin holds a Bachelor’s degree in Business Administration with a concentration in Accounting from the University of Notre Dame and an Executive MBA from Boston University.

Previously, Mr. Collins served as Vice President, Finance for Parent’s Global Reconstructive Division and Global Operations organization. He joined Parent in 2010 as Vice President, Finance for the Global Reconstructive Division and U.S. Commercial organization. Prior to joining Parent, Mr. Collins held the position of Vice President Finance and served as the CFO of the Commercial segment of Oshkosh Corporation from 2007 to 2010. From 1997 to 2007, he was employed at Guidant Corporation and Boston Scientific, where he held a number of positions of increasing responsibility, including Finance Director and CFO of the Guidant Japan organization, Global Director of Operations Finance and Director of Strategic Planning. Mr. Collins began his career at PricewaterhouseCoopers LLP. He holds a Bachelor of Science in Accounting from Miami University and an MBA from the University of Michigan.

In connection with the Merger and immediately upon the effective time of the Merger, the Company terminated the Management Equity Incentive Plan and the 2012 Restricted Stock Unit Plan in accordance with the terms of such plans.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, (i) the Company’s Certificate of Incorporation was amended and restated in its entirety (the “Amended Charter”) as set forth in Exhibit 3.1 to this Current Report on Form 8-K and (ii) the Company’s Bylaws were amended and restated in their entirety to be identical to the by-laws of Merger Sub as in effect immediately prior to the consummation of the Merger (the “Amended By-Laws”), except that the name of the surviving corporation set forth therein is “LVB Acquisition, Inc.”

The Amended Charter and the Amended By-Laws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

The disclosure set forth under Item 1.02 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., Owl Merger Sub, Inc. and LVB Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Registrants’ Current Report on Form 8-K filed on April 30, 2014).
3.1	Amended and Restated Certificate of Incorporation of LVB Acquisition, Inc.
3.2	Amended and Restated By-Laws of LVB Acquisition, Inc.

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company and its subsidiaries’ principal product lines; the results of the ongoing investigation by the United States Department of Justice; approval of the 2015 Consent and Amended Final Judgment by the SEC and District Court for the District of Columbia; the ability to successfully implement new technologies; the Company and its subsidiaries’ ability to sustain sales and earnings growth; the Company and its subsidiaries’ success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company and its subsidiaries to react to and capitalize on those changes; the ability of the Company and its subsidiaries to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company and its subsidiaries to successfully integrate acquisitions; the impact to the business as a result of the Company and its subsidiaries’ significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company and its subsidiaries’ transition of certain manufacturing operations to China; the impact of the Company and its subsidiaries’ managerial changes; the ability of the Company and its subsidiaries’ customers to receive adequate levels of reimbursement from third-party payors; the Company and its subsidiaries’ ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company and its subsidiaries’ ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this document. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

Date: June 25, 2015	By:	/s/ Daniel P. Florin
Daniel P. Florin
President